EXHIBIT 21.1

LIST OF SUBSIDIARIES

WES Consulting, Inc., a Florida corporation, majority owned by the registrant

OneUp Innovations, Inc., a Georgia corporation (“OneUp”), wholly owned by the registrant

Form Labs, Inc., a Georgia corporation, wholly owned by OneUp